PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     Filed  by  the  Registrant    [X]

Filed  by  a  Party  other  than  the  Registrant    [  ]

Check  the  appropriate  box:

[    ]      Preliminary  Proxy  Statement
[    ]      Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
[  X ]      Definitive  Proxy  Statement
[    ]      Definitive  Additional  Materials
[    ]      Soliciting Material Pursuant to   240.14a-11(c) or   240.14a-12


                            MONACO FINANCE, INC.
               (Name of Registrant as Specified in Its Charter)

                                 Jeff Knetsch
                    Brownstein, Hyatt, Farber & Strickland
                         410 17th Street, Suite 2200
                               Denver, Colorado 80202
                  (Name of Person(s) Filing Proxy Statement)


Payment  of  Filing  Fee  (Check  the  appropriate  box):

     [X]          No  fee  required.

     [   ]     $500 per each party to the controversy pursuant to Exchange Act
                Rule  14a-6(i)(3).

     [    ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                 and  0-11.


     1)        Title of each class of securities to which transaction applies:
     2)          Aggregate  number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4)          Proposed  maximum  aggregate  value  of  transaction:
     5)          Total  fee  paid:

     [    ]          Fee  paid  previously  with  preliminary  materials.

     [    ]          Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)          Amount  Previously  Paid:
     2)          Form,  Schedule  or  Registration  Statement  No.:
     3)          Filing  Party:
     4)          Date  Filed:

                             MONACO FINANCE, INC.




                                     1997
                               PROXY STATEMENT

                             MONACO FINANCE, INC.
                         370 17TH STREET, SUITE 5060
                           DENVER, COLORADO  80202


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To be held Tuesday, July 22, 1997

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Monaco Finance, Inc., a Colorado corporation (the "Company"), will be held at 370 17th Street, Suite 5060, Denver, Colorado at 10:00 a.m. on Tuesday, July 22, 1997, for the following purposes:

     1. To consider and act upon the election of Morris Ginsburg, Irwin L. Sandler, Brian M. O'Meara, Craig L. Caukin and David M. Ickovic to the Board of Directors to serve until the next annual meeting of Shareholders and until their successors are elected and qualified;

     2. To consider and ratify the appointment of Ehrhardt Keefe Steiner & Hottman P.C. as the Company's certified independent public accountants for the fiscal year ending December 31, 1997; and

     3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of shares of the Company's Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value, at the close of business June 1, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person. All Shareholders, whether or not they plan to attend the Annual Meeting, are requested to complete, date and sign the enclosed Proxy and return it promptly in the envelope provided for that purpose. Shareholders who attend the Annual Meeting may revoke the Proxy and vote their Proxy in person as set forth in the Proxy Statement.

                                            By Order of the Board of Directors

          /s/  Irwin  L.  Sandler
         -------------------------------
          Irwin  L.  Sandler,  Secretary
          June  2,  1997

                             MONACO FINANCE, INC.
                         370 17th Street, Suite 5060
                           Denver, Colorado  80202




                               PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                           To be held July 22, 1997



                                 INTRODUCTION

SOLICITATION,  EXERCISE  AND  REVOCABILITY  OF  PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Monaco Finance, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, July 22, 1997 at 10:00 a.m. local time, at the offices of the Company located at 370 17th Street, Suite 5060, Denver, Colorado 80202. This Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting will be first given or mailed to the Company's Shareholders on or about June 16, 1997. All costs incurred in connection with this proxy solicitation will be borne by the Company.

     Because many of the Company's Shareholders may be unable to attend the Annual Meeting in person, the Board of Directors solicits proxies by mail to give each Shareholder an opportunity to vote on all matters presented at the Annual Meeting. Shareholders are urged to: (i) read this Proxy Statement carefully; (ii) specify their choice regarding each matter by marking the appropriate box on the enclosed form of Proxy; and (iii) sign, date and return the form of Proxy in the enclosed envelope.

     All shares of the Company's Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value (collectively, the "Shares"), represented by properly executed Proxies received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such Proxies have previously been revoked. All Shares represented by valid Proxies will be voted, unless instructions to the contrary are marked, for the election of the nominees to the Board of Directors, for the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman P.C. as the independent public accountants for the Company for the fiscal year ending December 31, 1997, and, in the discretion of the persons named as Proxies, on such other matters as may properly come before the Annual Meeting. However, Proxies voted against a proposal will not be voted for any adjournment desired by management to afford the Company the opportunity to seek additional proxies supporting that proposal. Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date or by giving written notice of revocation to the Company at the address indicated above or by voting in person at the Annual Meeting. Any notice of revocation sent to the Company must include the

Shareholder's name, and must be received prior to the Annual Meeting to be effective.

VOTING

     Only persons holding Shares (referred to herein as the "Shareholders") of record at the close of business on June 1, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Shareholders holding Class A Common Stock will be entitled to one vote for each Share then held, and Shareholders holding Class B Common Stock will be entitled to three votes for each Share then held. As of April 20, 1997, there were 5,648,379 Shares of the Company's Class A Common Stock issued and outstanding having an aggregate of 5,648,379 votes and 1,323,715 Shares of the Company's Class B Common Stock issued and outstanding having an aggregate of 3,971,145 votes. The presence, in person or by proxy, of holders of a majority of Shares entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shareholders are not entitled to cumulate their votes in the election of directors.

     At any meeting where a quorum is present, action may be taken by the affirmative vote by the holders of a majority of the shares represented at the meeting and entitled to vote thereat. Votes cast by proxy will be tabulated by an automatic system administered by the Company's transfer agent. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual
Meeting.    Abstentions  and  broker  non-votes  are  each  included  in  the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to Shareholders and will have the same effect as negative votes, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     As of April 20, 1997, Messrs. Ginsburg and Sandler beneficially owned shares of Class A and Class B Common Stock having in the aggregate approximately 43.93% of the voting power of both classes. Messrs. Ginsburg and Sandler have indicated their intention to vote the shares of common stock beneficially owned by them in favor of all proposals contained in this Proxy Statement.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors currently consists of five members, all of whom have been nominated for re-election: Morris Ginsburg, Irwin L. Sandler, Brian
M. O'Meara, Craig L. Caukin and David M. Ickovic. The entire Board of Directors is elected to serve until the next Annual Meeting of the Shareholders and until their successors have been elected and qualify. It is intended that the Shares represented by properly executed Proxies will be voted FOR the five nominees listed below except where authority has been withheld as to a particular nominee or as to all nominees. If any candidate nominated in this Proxy Statement should for any reason become unavailable for election, Proxies may be voted with discretionary authority for any substitute designated by the Board of Directors. The election of directors requires a majority of the votes entitled to be cast at the Annual Meeting.

DIRECTOR  NOMINEES  AND  EXECUTIVE  OFFICERS

     The executive officers and director nominees of the Company are as follows:


Name                 Age    Position
Morris  Ginsburg     66     Chairman of the Board, President, Chief Executive
                             Officer  and  Director
Iwrin  L. Sandler    51    Executive Vice President, Secretary/Treasurer and
                            Director
Craig  L.  Caukin    42    Executive  Vice  President and Director
Brian  M.  O'Meara   48    Director
David  M.  Ickovic   49    Director
Michael Feinstein    61    Senior Vice President and Chief Financial Officer
Robert  Rolfson      45    Vice  President
Mark  Gengozian      43    Vice  President


     There are no family relationships among any of the executive officers or directors of the Company.

     Morris Ginsburg - Mr. Ginsburg has been Chairman of the Board, President and Chief Executive Officer of the Company since June 1, 1988. From 1955 to 1979, Mr. Ginsburg was Chairman of the Board, President, Chief Executive Officer and owner of Bluhill American, a producer of condiments for the food service industry. Mr. Ginsburg sold Bluhill to the Kellogg Company in 1979 and served as a director of Fearn International, a division of Kellogg, from 1979 through 1983. In 1983, Mr. Ginsburg repurchased Bluhill from Kellogg and shortly thereafter resold it to Dean Foods. In 1981, Mr. Ginsburg formed Container Industries, Inc., a food container company in Denver, Colorado for which he serves as Chairman of the Board. Since 1984, Mr. Ginsburg has been President, Chief Executive Officer and owner of Ginsburg Investments, an asset lending company.

     Irwin L. Sandler - Mr. Sandler has been Executive Vice President of the Company since April 1, 1993 and Senior Vice President, Secretary, Treasurer and a Director of the Company since June 1, 1988. Since 1972, Mr. Sandler has been in the private practice of law in Denver, Colorado emphasizing securities, corporate, contract and general business law. From 1982 through 1985, Mr. Sandler served as President and a Director of a publicly held company engaged in both oil and gas exploration and the investment banking business. Mr. Sandler received his B.A. degree in 1967 and Juris Doctorate degree in 1971 from the State University of New York at Buffalo.

     Brian M. O'Meara - Mr. O'Meara has served as a Director of the Company since July 1990. Mr. O'Meara has been involved in various aspects of the automobile business through family-owned businesses in the Denver, Colorado area since May 1968. Since November 1979, he has served as President of
O'Meara Ford. Mr. O'Meara earned a Bachelors Degree in Business from the University of Denver in 1971.

     Craig L. Caukin - Mr. Caukin has been Executive Vice President and a Director of the Company since April 1, 1995. Mr. Caukin's responsibilities include risk management and the acquisition of debt and equity for the Company. Mr. Caukin joined the Company as Vice President in January 1991 and was promoted to the position of Senior Vice President in April 1993. From February 1982 through December 1990, Mr. Caukin was employed at Guaranty Bank and Trust Company in Denver where he was Senior Vice President responsible for all lending. From November 1977 to January 1982, Mr. Caukin served as Branch Manager/Officer of Old Kent Bank and Trust Company in Grand Rapids, Michigan. Mr. Caukin received his B.S. degree in math and finance from Alma College, Alma, Michigan, in 1976.

     David M. Ickovic - Mr. Ickovic has been a Director of the Company since July 1996. Since 1976, Mr. Ickovic has been president of Ickovic & Associates, P.C., Denver, Colorado, engaged in the business of accounting and business consultation. From 1969 to 1976, Mr. Ickovic was a supervisor with Ernst & Young. Mr. Ickovic has over 27 years of professional experience in the provision of business and tax consulting services, including the tax structuring of executive employment agreements, merger and acquisition transactions, and business valuations for purposes of designing buy/sell agreements, negotiating purchases and sales of businesses, and litigation. Mr. Ickovic received a bachelor of science degree in accounting from Southern Illinois University in 1969 and is licensed as a certified public accountant with the State of Colorado. He has also received a designation as a personal financial specialist with the American Institute of CPAs and a certified financial planner with the International Board of Certified Financial Planners.

     Michael Feinstein - Mr. Feinstein has been Chief Financial Officer/Senior Vice President of the Company since July 1995. From September 1993 to June 1995, Mr. Feinstein served initially as Executive Vice President and subsequently as acting President and Chief Executive Officer of American Southwest Financial Corporation, a company engaged in the securitization and administration of mortgage-backed bonds and certificates. From January 1983 through September 1993, Mr. Feinstein served in various senior management positions, including, at different times, Chief Financial Officer, Treasurer, Chief Operating Officer, and Executive and Senior Vice President of Asset Investors Corporation, a New York Stock Exchange-listed REIT, and MDC Holdings Inc., a New York Stock Exchange-listed national homebuilder. Prior to 1983, Mr. Feinstein was a partner in the public accounting firm now known as Deloitte & Touche. Mr. Feinstein has a B.S. degree in economics from the Wharton School of the University of Pennsylvania.

     Robert Rolfson - Mr. Rolfson has been employed by the Company since March 1993. He held the position of Controller of the Company until being promoted to Vice President in charge of risk analysis and scorecard development in March 1995. Mr. Rolfson has 23 years of corporate financial analysis and management experience. From 1977 to 1982, Mr. Rolfson served as secretary/treasurer and controller for Petro-Chem, an energy related company with operations in 17 states, and, from April 1988 to March 1993, as controller for Bianary Data Supply, a multi-state computer products distributor which merged with Corporate Express in 1993.

     Mark Gengozian - Mr. Gengozian has been Vice President, Information Systems Director of the Company since August 1995. His previous work experience as Vice President, MIS Director and consultant include directing major systems conversions with Capital Associates International, Inc. (April 1990 to August 1995), USWEST Financial Services (January 1989 to April 1990),

Citicorp, N.A. (July 1987 to January 1989), Security Pacific Leasing (July 1987 to January 1989) and Great Western Financial (July 1987 to January 1989).
 Mr. Gengozian's twenty-two years of experience encompass software, hardware, communications and network expertise on most computer systems.

COMPLIANCE  WITH  SECTION  16(A)  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder require the Company's executive officers and directors, and any persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of Form 3s, Form 4s and Form 5s received by it, or written representations from a reporting person that no Form 5 is required for that person, the Company believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and ten-percent or more beneficial owners, were complied with.

BOARD  MEETINGS  AND  COMMITTEES

     During the fiscal year ended December 31, 1996, the Board of Directors held one meeting and took action by unanimous written consent on eight (8) occasions. Significant matters were informally discussed among the directors before the consents were signed. Since a consent to action does not afford the same degree of interaction as does a formal meeting of the board of directors, management expects that the Company in the future will take most significant board actions at duly convened meetings rather than by unanimous written consent.

     The Board of Directors has a Stock Option Committee but does not currently have standing audit, nominating or compensation committees. The full Board of Directors performs the functions of the audit committee. The Company's executive committee, which has broad powers to act on behalf of the Company, consists of Messrs. Ginsburg and Sandler. The executive committee meets informally on a regular basis.

     Stock Option Committee. The current members of the Stock Option Committee are Brian M. O'Meara and David M. Ickovic. The Stock Option Committee was established on June 30, 1992, and held no meetings in 1996. The Stock Option Committee took action by unanimous written consent on two (2) occasions in 1996. The Stock Option Committee administers and interprets the Company's 1992 Stock Option Plan and has authority to determine which persons shall be granted options under the Company's 1992 Stock Option Plan and the terms and conditions of the stock options granted.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO GRANT AUTHORITY "FOR" THE PROPOSAL TO ELECT MESSRS. GINSBURG, SANDLER, O'MEARA, CAUKIN AND ICKOVIC AS DIRECTORS OF THE COMPANY.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning cash compensation paid to the Company's Chief Executive Officer and any other executive officer whose total annual compensation exceeded $100,000 for the fiscal year ended December 31, 1996.



                                     SUMMARY COMPENSATION TABLE


                                                    Long Term
                                                  Compensation
                                                  -------------
                             Annual Compensation     Awards
                             -------------------  -------------

                                                                                         Securities
                                                                          Other Annual   Underlying
Name and Principal Position         Year             Salary       Bonus   Compensation   Options (#)
---------------------------  -------------------  -------------  -------  -------------  -----------


Morris Ginsburg                             1996  $     200,000  $37,891  $       8,750    50,000(1)
President and                               1995  $     200,000  $37,891  $       6,790           0
Chief Executive Officer                     1994  $     200,000  $42,048  $       9,046           0
                                            1993  $     172,150  $     0  $           0           0
Irwin L. Sandler                            1996  $     150,000  $27,410  $      10,632    50,000(1)
Executive Vice President                    1995  $     150,000  $28,418  $       9,373           0
Secretary and Treasurer                     1994  $     150,000  $29,408  $       9,146           0
                                            1993  $     120,400  $     0  $           0           0
Craig L. Caukin                             1996  $     125,000  $18,381  $       6,350    50,000(1)
Executive Vice President                    1995  $     118,750  $18,945  $       5,921           0
                                            1994  $     100,000  $20,761  $       5,017    50,000(1)
                                            1993  $      85,000  $     0  $           0           0
Michael Feinstein                           1996  $     100,000  $14,993  $       7,579   10,000 (1)
Senior Vice President                       1995  $      48,333  $     0  $           0           0
Chief Financial Officer
Mark Gengozian                              1996  $      96,875  $ 9,045  $           0    15,000(1)
Vice President                              1995  $      36,939  $     0  $           0           0
===========================  ===================  =============  =======  =============  ===========



     (1)  Options  to  purchase  Class  A  Common  Stock  of  the  Company.

The Company granted the following stock options to its named executive officers during the fiscal year ended December 31, 1996:




                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             (INDIVIDUAL GRANTS)




NAME                                               NUMBER OF      PERCENT OF TOTAL
                                                   SECURITIES     OPTIONS/SARS
                                                   UNDERLYING     GRANTED TO
                                                   OPTIONS/SARS   EMPLOYEES IN       EXERCISE   EXPIRATION
                                                   GRANTED (#)    FISCAL YEAR        PRICE      DATE
Morris Ginsburg,                                          50,000                18%  $   1.875  July 29, 2006
President and Chief Executive Officer

Irwin L. Sandler,                                         50,000                18%  $   1.875  July 29, 2006
Executive Vice President, Secretary & Treasurer

Craig Caukin,                                             50,000                18%  $   1.875  July 29, 2006
Executive Vice President

Mark Gengozian,                                           15,000                 6%  $   1.875  July 29, 2006
Vice President

Michael Feinstein,                                        10,000                 4%  $   1.875  July 29, 2006
Senior Vice President and Chief Financial Officer


The following table sets forth the individual stock option exercises by Messrs. Ginsburg, Sandler, Caukin and during the fiscal year ended December 31, 1996, and the stock option values at the end of such fiscal year.


                                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR END OPTION VALUES




                                                    Number of        Value of Unexercised
                                               Unexercised Options   In-The-Money Options
                                                  at FY-End (#)          at FY-End ($)
                      Shares
                   Acquired on      Value
Name               Exercise (#)  Realized ($)      Exercisable           Unexercisable      Exercisable   Unexercisable

Morris Ginsburg               0             0               225,000                      0  $     50,000              0
Irwin L. Sandler              0             0               225,000                      0  $     50,000              0
Craig L. Caukin               0             0               150,000                      0  $     40,625              0
Mark Gengozian                0             0                15,000                      0  $      9,375              0
Michael Feinstein             0             0                10,000                      0  $      6,250              0
=================  ============  ============  ====================  =====================  ============  =============




     The Company's executive compensation is currently not affected by the limitations on the deductibility of executive compensation amounts in excess of $1,000,000 imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). However, in the future the Company intends to take any actions it deems necessary with respect to executive compensation in consideration of Section 162(m) of the Code.

EMPLOYMENT  AGREEMENTS

     Messrs. Ginsburg and Sandler have each entered into employment agreements ("Employment Agreements") with the Company pursuant to which they received annual compensation of $200,000 and $150,000, respectively, for the fiscal year ended December 31, 1996, and will receive annual base salaries of $200,000 and $150,000, respectively, for the fiscal year ending December 31, 1997. In addition, both Mr. Ginsburg and Mr. Sandler are eligible to receive discretionary bonuses, compensation increases, death and disability benefits, life insurance with premiums payable by the Company, and two years' regular salary in the event of certain business combinations or changes in control of the Company.

     A "business combination" generally means any merger or similar transaction in which the voting power of the stockholders prior to the transaction is diluted by more than 30%. A "change in control" generally means the acquisition by any person (other than a stockholder existing when the Employment Agreements were signed in 1990) of beneficial ownership of more than 30% of the outstanding securities of the Company entitled to vote in the election of directors. Upon a business combination or change in control, the employee is entitled to two years' regular salary at the rate then in effect (currently $200,000 per year with respect to Mr. Ginsburg and $150,000 per year with respect to Mr. Sandler) unless the employee is reasonably assured of continuation of his position, duties, salary and benefits with the Company or any surviving entity for a period of at least two years.

     The Employment Agreements had initial terms of five years commencing December 15, 1990 and are automatically renewed for consecutive one-year terms unless terminated by either party. The Company or the employee may terminate an Employment Agreement for cause upon thirty (30) days' prior written notice.
 Both of these individuals have agreed not to compete with the Company for a period of two years following the termination of his relationship with the Company under his respective Employment Agreement.

DIRECTOR  COMPENSATION

     Except as to Mr. Ickovic and Mr. O'Meara, directors are currently not paid a fee for attending meetings of the Board of Directors. However, they are reimbursed for actual travel and other expenses incurred in attending such meetings. The Company may determine to pay other outside directors a fee for attending Board meetings in the future.

     For their services as Directors, the Company has agreed to pay Mr. Ickovic and Mr. O'Meara each a fee of $250 per month plus $700 per quarterly Board meeting attended by each of them. In addition, as members of the Stock Option Committee, Messrs. Ickovic and O'Meara will be eligible to participate in the Company's 1992 Stock Option Plan. In addition, for their services as members of the special committee appointed to review and opine on the proposed transaction between the Company and Pacific USA Holdings Corp., Mr. Ickovic and Mr. O'Meara each received a fee of $10,000.

     The  Company's  1992  Stock  Option  Plan  provides  that options for the purchase  of  5,000  shares  of  Class  A  Common  Stock  shall  be  granted automatically each year immediately following the annual meeting of the Company's shareholders to each director who is a member of the Stock Option
Committee on such date. The options shall be fully exercisable six months following the date of grant and shall be exercisable for ten years after the date of grant. The exercise price of such options shall equal the closing bid price of the stock as quoted on the Nasdaq Stock Market on the date of grant. Options have not been issued to members of the Stock Option Committee for the years 1993 through 1995. 5,000 options were issued to Messrs. Ickovic & O'Meara in 1996.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

     The following table sets forth information as of April 20, 1997, with respect to the beneficial ownership of shares of Class A Common Stock and Class B Common Stock of the Company by (a) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Class A and Class B Common Stock; (b) each executive officer and director; and
(c) all executive officers and directors as a group. Except as noted below, each person has sole voting and investment power over the shares indicated:





                                   AMOUNT AND NATURE OF    % OF COMMON STOCK   % OF VOTING
                                  BENEFICIAL OWNERSHIP(1)      OWNERSHIP          POWER


NAME AND ADDRESS
OF BENEFICIAL OWNER               CLASS A                  CLASS B             COMBINED(2)   CLASS B   COMBINED(3)

Morris Ginsburg                                225,000(4)          826,858(5)        14.62%    62.46%       27.48%
  370 17th Street
  Denver, CO  80202

Irwin L. Sandler                               227,070(6)          496,857(5)        10.06%    37.54%       17.45%
  370 17th Street
  Denver, CO  80202

Craig L. Caukin                                152,118(7)                  -          2.14%        -         1.56%
  370 17th Street
  Denver, CO 80202

Brian M. O'Meara                                35,000(8)                  -          0.50%        -         0.36%
  400 W. 104th Avenue
  Denver, CO  80234

David M. Ickovic                                 5,000(9)                  -          0.07%        -         0.05%
  6025 So. Quebec St., #220
  Englewood, CO 80111

Robert Rolfson                                 35,000(10)                  -          0.50%        -         0.36%
 370 17th Street
 Denver, CO  80202

Mark Gengozian                                15,000 (11)                  -          0.21%        -         0.16%
   370 17th Street
   Denver, CO  80202

Michael Feinstein                              10,000(12)                  -          0.14%        -         0.10%
   370 17th Street
   Denver, CO  80202

William Harris Investors, Inc.                498,467(13)                  -          6.76%        -         4.97%
William Harris & Co.
  Employee Profit
  Sharing Trust
  Irving B. Harris
  Steven A. Hirsh
  Jerome Kahn, Jr.
  2 North LaSalle Street
  Suite 505
  Chicago, IL  60602

Black Diamond Advisors, Inc.                1,716,667(14)                  -         19.76%        -        15.14%
   230 Park Avenue
   New York, NY 10169

Heller Financial, Inc.                        359,235(15)                  -           4.9%        -          3.6%
  500 West Monroe Street
  Chicago, IL 60661

Bud Karsh                                              -           493,715(5)          -(5)      -(5)         -(5)
  10000 E. Yale #60
  Denver, CO 80231

All executive officers and
directors as a group (8 persons)                 704,188           1,323,715         26.43%      100%       45.31%




     *  Represents  less  than  one  percent.

     (1)          Shares are considered beneficially owned, for purposes of this table, only if held by the person indicated,  or  if  such  person,  directly  or  indirectly,  through  any  contract,  arrangement, understanding, relationship  or  otherwise  has  or  shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within 60
days,  unless  otherwise  indicated.    All  shares  are  owned  of  record  unless  otherwise  indicated.

     (2)     Includes all shares of Class A Common Stock and Class B Common Stock outstanding and assumes exercise of  all  outstanding  options  and warrants and conversion of all outstanding debentures beneficially owned by the indicated  person.

     (3)          Includes all shares of Class A Common Stock and Class B Common Stock outstanding.  Each share of
Class  A  Common Stock has one vote per share while each share of Class B Common Stock has three votes per share.
The  Class  B  Common Stock may be converted into Class A Common Stock on a share for share basis at the option of the  holder  thereof,  and shall automatically be converted in the event of its sale or transfer (whether by sale, assignment,  gift,  bequest,  appointment  or otherwise) or upon death of the holder.  Excluded, however, from the automatic  conversion are transfers of the Class B Common Stock for estate planning purposes to or for the benefit of  the  original holder or members of his immediate family, provided that the original holder retains both voting and  investment  power  over  the  stock  so  transferred.

     (4)       Includes options to purchase 50,000 shares of Class A Common Stock at $2.125 per share, exercisable at  any time until January 3, 2002; options to purchase 125,000 shares of Class A Common Stock at $3.00 per share, exercisable  at  any time prior to June 30, 2002; and options to purchase 50,000 shares of Class A Common Stock at
$1.875  per  share  exercisable  at  any  time  prior  to  July  29,  2006.

     (5)        Messrs. Ginsburg, Sandler and Karsh entered into an Agreement Among Certain Shareholders of Monaco
Finance,  Inc.,  dated  April  9, 1992, in which Mr. Karsh appointed Messrs. Ginsburg and Sandler as his proxy and attorney-in-fact  to  each  vote 50% of his Class B Common Stock.  Messrs. Ginsburg and Sandler are each deemed to beneficially own 246,857.5 shares of Mr. Karsh's Class B Common Stock as to which they have voting rights pursuant to  the  proxies.

     (6)       Includes options to purchase 50,000 shares of Class A Common Stock at $2.125 per share, exercisable at  any time until January 3, 2002; options to purchase 125,000 shares of Class A Common Stock at $3.00 per share, exercisable  at any time prior to June 30, 2002; and  options to purchase 50,000 shares of Class A Common Stock at
$1.875  per  share,  exercisable  at any time prior to July 29, 2006.  Of the remaining shares listed for Irwin L.
Sandler,  2,070 shares were purchased by Mr. Sandler through the custodial account of his Keogh Plan.  Mr. Sandler may  be  deemed  the  beneficial  owner  of  these  shares.

                                      11


     (7)       Includes 2,118 shares of Class A Common Stock owned of record, options to purchase 25,000 shares of
Class  A  Common  Stock  at  $2.125 per share any time until January 2, 2002, options to purchase 25,000 shares of
Class  A  Common  Stock  at  $3.00  per share, exercisable at any time prior to June 30, 2002; options to purchase
50,000  shares  of  Class A Common Stock at $6.125 per share any time until June 28, 2004; and options to purchase
50,000  shares  of  Class  A  Common  Stock  at  $1.875 per share, exercisable at any time prior to July 29, 2006.

     (8)      Includes options to purchase up to 25,000 restricted shares of the Company's Class A Common Stock at
$3.00  per share exercisable any time until July 9, 2000; provided, however, that Mr. O'Meara be a director of the
Company  on the date of any such exercise.  Also includes options to purchase 5,000 shares of Class A Common Stock at $3.00 per share exercisable at any time prior to June 30, 2002.  Also includes options to purchase 5,000 shares of  Class  A  Common  Stock  at  $1.875  per  share  any  time  until  July  29,  2006.

     (9)         Consists of options to purchase 5,000 shares of Class A Common Stock at $1.875 per share any time until  July  29,  2006.

     (10)        Consists of options to purchase 10,000 shares of Class A Common Stock at $4.375 per share anytime until  March  25, 2003; options to purchase 10,000 shares of Class A Common Stock at $4.50 per share anytime until
May  5,  2005;  and  options to purchase 15,000 shares of Class A Common Stock at $1.875 per share, exercisable at any  time  prior  to  July  26,  2006.

     (11)       Consists of options to purchase 15,000 shares of Class A Common Stock at $1.875 per share any time prior  to  July  29,  2006.

     (12)       Consists of options to purchase 10,000 shares of Class A Common Stock at $1.875 per share any time prior  to  July  29,  2006.

     (13)          Represents  404,971 shares of Class A Common Stock issuable upon conversion of the Company's 7%
Convertible  Subordinated  Notes  due  March 1, 1998, at a conversion price of $3.42 per share.  Of the securities beneficially owned by the group (within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of
1934,  as  amended)  listed  in the table, William Harris Investors, Inc. may be deemed to beneficially own and to have shared voting power with respect to 187,761 shares; William Harris & Co. Employee Profit Sharing Trust may be
deemed to beneficially own and to have shared voting power with respect to 175,438 shares; Irving B. Harris may be deemed  to beneficially own and to have shared voting power with respect to 175,864 shares; Steven A. Hirsh may be deemed  to  beneficially own 288,011 shares, to have sole voting power with respect to 112,573 shares, and to have shared voting power with respect to 175,430 shares; and Jerome Kahn, Jr. may be deemed to beneficially own 385,894 shares,  to  have sole voting power with respect to 22,695 shares, and to have shared voting power with respect to
363,199  shares.

     (14)         The information contained in the table and in this footnote is derived from a Schedule 13D dated
June  28,  1996,  filed  by  Black  Diamond  Advisors,  Inc.  ("BDA")  and others with the Securities and Exchange
Commission  with  respect  to the issuance by the Company on January 9, 1996, of $5 million in principal amount of
12%  Convertible  Subordinated  Senior  Notes  due  2001  ("Convertible  Notes"),  convertible  at  any  time into approximately  1,250,000  shares  of the Company's Class A Common Stock at a conversion price of $4.00 per share.
Concurrently,  the Company agreed to issue up to an additional $5 million in principal amount of Convertible Notes
(the  "Additional  Notes")  at  a conversion price of $3.00 per share.  If the Additional Notes had been issued on
December  31, 1996, the Additional Notes would have been convertible into 1,666,667 shares of Class A Common Stock
(the  "Additional  Shares").    In  the Schedule 13D, BDA claims that it is the beneficial owner of the Additional
Shares.    The Company expresses no opinion with respect to this position.  In addition, certain of the purchasers of the Notes have entered into a profit-sharing agreement with BDA.  Also, BDA has the right to purchase the Notes
(and  in  one  case  the  shares  of  Class  A  Common  Stock issuable upon conversion of the Notes) under certain circumstances  not  presently  applicable.

     Includes  50,000 shares of Class A Common Stock issuable upon conversion of Convertible Notes owned of record by BDA and 1,666,667 Additional Shares assuming all of the Additional Notes are issued and the conversion price of the  Additional Notes is $3.00 per share.  Stephen H. Deckoff and James E. Walker III each is an officer, director and  50%  shareholder  of BDA.  Each of Messrs. Deckoff and Walker disclaims beneficial ownership of the shares of
Class  A  Common  Stock  beneficially  owned  by  BDA.

     212,500  shares  of Class A Common Stock are issuable upon conversion of Convertible Notes owned of record by
BDC  Partners  I,  L.P. ("BDC Partners I").  Messrs. Deckoff and Walker and James J. Zenni are the only members of
Black  Diamond  Capital Management L.L.C. ("BDCM"), the sole general partner of BDC Partners I.  Accordingly, BDCM

                                      12


and  each  of  Messrs.  Deckoff,  Walker  and Zenni may be deemed to the beneficial owner of all shares of Class A
Common  Stock  beneficially  owned  by BDC Partners I. Also, Messrs. Deckoff, Walker and Zenni beneficially own an additional  62,500,  62,500  and  50,000  shares,  respectively,  of  Class  A  Common  Stock.

     (15)      Heller Financial, Inc. is the owner of Convertible Notes convertible into 750,000 shares of Class A
Common Stock, or approximately 10.8% of the Company's outstanding common stock.  However, pursuant to the terms of the  Indenture,  if  a  holder of Notes is subject to federal banking regulations with respect to the ownership of common  stock,  then the Notes held by such holder are only convertible to such extent as would permit such holder to  own  at any one time no more common stock of the Company than would constitute 4.9% of the outstanding capital stock  of  the  Company.  Such restrictions do not apply to any transferee of the holder if such transferee is not subject  to  such  federal  banking  regulations  and  such  transfer  would not otherwise cause such holder to be otherwise  in violation of federal banking regulations.  Heller Financial, Inc. has advised the Company that it is subject to such federal banking regulations and, accordingly, may be deemed to beneficially own only up to 4.9% of the  Company's  Class  A  Common  Stock.



                          CERTAIN RELATIONSHIPS AND
                             RELATED TRANSACTIONS

     Effective March 24, 1994, the Company entered into a triple net lease (the "Lease") with GSC Ltd. Liability Company, a Colorado limited liability company ("GSC"), pursuant to which the Company has agreed to lease from GSC real property at 890-894 S. Havana, Aurora, Colorado, including two buildings located thereon with total square footage of approximately 13,375 square feet, to be used by the Company as an automobile dealership lot. The Lease will expire on March 23, 2001, unless sooner terminated or extended pursuant to the terms of the Lease. In September, 1995, the Company amended the lease to include additional property (vacant land) resulting in an increase in the base rent payable under the Lease from $12,750 per month to $13,738 per month. The monthly rent increases to $14,238 for year three; $15,238 for year four; $16,238 for year five; and $16,738 for years six and seven. Messrs. Sandler, Caukin and Ginsburg, each a director or executive officer of the Company, are members of GSC. The Lease was approved by the disinterested members of the Board of Directors. In the opinion of management, the terms of the Lease are no less favorable to the Company than the terms which the Company could have received from nonaffiliated third parties. Effective June 1, 1996, the Company entered into a sublease agreement on the property at 890 S. Havana, Aurora, Colorado, for the entire lease term at an amount approximately equal to the Company's obligation.

     A Buy-Sell Agreement dated May 14, 1993, by and among the Company, Morris Ginsburg and Sandler Family Partners, Ltd. (the "Partnership"), provides that
(i) the Company has the obligation to purchase the shares of the Company's common stock owned by Mr. Ginsburg or the Partnership upon the death of Mr. Ginsburg or Irwin L. Sandler, General Partner of the Partnership, respectively, to the extent of proceeds from insurance policies acquired by the Company on their lives; (ii) the Company shall maintain insurance policies in the amount of $2,000,000 each on the lives of Messrs. Ginsburg and Sandler for the purpose of acquiring shares pursuant to the Buy-Sell Agreement; (iii) the purchase price for any shares purchased shall be the greater of book value or 80% of the average of the daily closing prices of the stock for the 30 consecutive trading days commencing 45 trading days prior to the date of death of the insured; (iv) each of Mr. Ginsburg and the Partnership grant a first right to the Company to acquire any shares which he or it may desire to sell other than through Rule 144 under the Securities Act of 1933. In the event the Company does not purchase any or all of the shares pursuant to such right, the other shareholder has the option to acquire such shares; and (v) Messrs. Ginsburg and Sandler appoint each other, upon the incapacity of either of them, as their true and lawful attorney-in-fact and agent to vote the shares of common stock of the Company owned by him or it and to exercise all rights with respect thereto.

     In an Agreement Among Certain Shareholders of Monaco Finance, Inc. dated April 9, 1992, Milton Karsh appointed Morris Ginsburg and Irwin L. Sandler, both of whom are officers and directors of the Company, as his proxy and attorney-in-fact to each vote 50% of the Company's Class B Common Stock owned by him. See "Security Ownership of Certain Beneficial Owners and Management."

     A Buy-Sell Agreement dated April 30, 1991, by and among Morris Ginsburg, Bud Karsh and Irwin L. Sandler as General Partner of Sandler Family Partners, Ltd. (collectively, the "Shareholders" and individually, the "Shareholder"), provides that (i) each Shareholder grants to the other Shareholders, on a pro rata basis, a first right to acquire shares of the Company's common stock owned by him under certain circumstances; and (ii) the Shareholders shall vote their stock, under certain circumstances, in such a fashion and manner as to cause each of them to hold positions as members of the Company's board of directors. Mr. Karsh resigned from the board of directors in 1992.


                   PROPOSAL 2 - RATIFICATION OF APPOINTMENT
                 OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ehrhardt Keefe Steiner & Hottman P.C. as the Company's independent public accountants for the fiscal year ending December 31, 1997. A representative of Ehrhardt Keefe Steiner & Hottman P.C. will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. An affirmative vote by the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to ratify the appointment of Ehrhardt Keefe Steiner & Hottman P.C.

     There is no legal requirement for submitting this proposal to the Shareholders. The Board of Directors, however, believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board of Directors may reconsider its appointment of Ehrhardt Keefe Steiner & Hottman P.C.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF RATIFYING THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN P.C. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                   SUBMISSION OF PROPOSALS BY SHAREHOLDERS

     In order to be eligible for inclusion in the Company's proxy statement for the 1998 annual meeting of Shareholders, any proposal of a Shareholder must be received by the Company at its principal offices in Denver, Colorado
by    January  1,    1998.

                              PROXY SOLICITATION

     In addition to soliciting Proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit Proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Class A Common Stock and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

                                ANNUAL REPORT

     The Company will, upon written request and without charge, provide to any person solicited hereunder a copy of the Company's Annual Report on Form 10-KSB, for the year ended December 31, 1996, as filed with the Securities and Exchange Commission on March 31, 1997. The Company will provide copies of exhibits to the Form 10-KSB upon payment of a fee of $.03 per page, which is management's estimate of the Company's reasonable related expenses. Requests should be addressed to the Corporate Secretary, at the principal executive office of the Company, 370 17th Street, Suite 5060, Denver, Colorado 80202.

                                OTHER BUSINESS

     The Board of Directors does not know of any business to be presented for consideration at the Annual Meeting other than that stated in the notice. It is intended, however, that the persons authorized under the Board's proxies may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

     NOTICE  TO  BANKS,  BROKER-DEALERS  AND
                      VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Company whether other persons are the beneficial owners of the Shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Shares.

     IT  IS  IMPORTANT  THAT  PROXIES  BE  RETURNED  PROMPTLY.    THEREFORE,
SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE ANNUAL MEETING CAN BE HELD. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE A PRIOR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                      BY ORDER OF THE BOARD OF DIRECTORS



          /s/  Irwin  L.  Sandler
          -----------------------
          Irwin  L.  Sandler,
          Denver,  Colorado
          June  2,  1997

                                    PROXY
                             MONACO FINANCE, INC.

                     THIS PROXY IS SOLICITED ON BEHALF OF
                          THE BOARD OF DIRECTORS OF
                             MONACO FINANCE, INC.


     The undersigned hereby appoints Morris Ginsburg and Irwin L. Sandler, and each of them, as proxies for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the $0.01 par value Class A Common
Stock of Monaco Finance, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on July 22, 1997 (the "Meeting"), or at any postponements, continuations or adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted
(i) FOR the election of Messrs. Ginsburg, Sandler, O'Meara, Caukin and Ickovic to the Board of Directors of the Company, (ii) FOR the proposal to ratify the Board of Directors' appointment of Ehrhardt Keefe Steiner & Hottman P.C. as the Company's independent public accountants for the fiscal year ending December 31, 1997, and (iii) on such other matters as may properly come before the Meeting.

     1.          Election  of  Directors
          FOR  all  nominees listed  below               WITHHOLD AUTHORITY
     (except as marked to the                     to vote for all nominees
     contrary  below                              listed  below

Morris  Ginsburg                    Irwin  L.  Sandler
Brian  M.  O'Meara                    David  M.  Ickovic
Craig  L.  Caukin

     (Instruction:    To withhold authority to vote for any individual nominee
write  that  nominee's  name  on  the  space  provided  below.)

-------------------------------------


-------------------------------------

     2. Proposal to ratify the Board of Directors' appointment of Ehrhardt Keefe Steiner & Hottman P.C. to serve as the Company's independent public accountants for the fiscal year ending December 31, 1997.

          FOR            AGAINST          ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or at any postponements, continuations or adjournments thereof.

     Please sign exactly as your name appears hereon. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person. When signing as trustee, please give full title as such.

Dated                    ,  1997
     -------------------


                                 Authorized  Signature
---------------------------------


                                 Title
---------------------------------


Please mark boxes /X/ in ink. Sign, date and return this Proxy Card promptly using the enclosed envelope.